Exhibit 10.20.1

SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of June 23, 2020, is executed by STRYVE FOODS, LLC, a Texas limited liability company, (“Pledgor”), whose address is 6900 North Dallas Parkway, Suite 360, Plano, Texas 75024, for the benefit of ORIGIN BANK, a Louisiana State Bank (“Lender”), as lender, whose address is 3201 Dallas Parkway, Suite 630, Frisco, Texas 75034, Attention: Chris Hamilton.

1. THE SECURITY. The Pledgor hereby assigns and grants to Lender a security interest in the following described property now owned or hereafter acquired by the Pledgor (“Collateral”):

(a) All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles, including all amounts due to the Pledgor from a factor; and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.

(b) All inventory, including all materials, work in process and finished goods.

(c) All machinery, furniture, fixtures and other equipment of every type now owned or hereafter acquired by the Pledgor, (including, but not limited to, the equipment described in the attached Exhibit A, if any).

(d) The Collateral shall include all equipment, parts, and accessories which may from time to time be incorporated or installed in or attached to the foregoing.

(e) All of the Pledgor’s deposit accounts with the Lender. The Collateral shall include any renewals or rollovers of the deposit accounts, any successor accounts, and any general intangibles and choses in action arising therefrom or related thereto.

(f) All instruments, notes, chattel paper, documents, certificates of deposit, securities and investment property of every type. The Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing.

(g) All negotiable and nonnegotiable documents of title covering any Collateral.

(h) All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.

(i) All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral, and all proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the Collateral and sums due from a third party which has damaged or destroyed the Collateral or from that party’s insurer, whether due to judgment, settlement or other process.

Security Agreement – Page 1

(j) All books, data and records pertaining to any Collateral, whether in the form of a writing, photograph, microfilm or electronic media, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).

2. THE INDEBTEDNESS. The Collateral secures and will secure all Indebtedness of STRYVE FOODS, LLC, a Texas limited liability company, THEODORE CASEY, an individual, JOSEPH ALAN OBLAS, an individual, and GABRIEL CARIMI, an individual, jointly and severally to the Lender. Each party obligated under any Indebtedness is referred to in this Agreement as a “Debtor.” “Indebtedness” means all debts, obligations or liabilities now or hereafter existing, absolute or contingent of the Debtor or any one or more of them to the Lender, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by the Lender by assignment or otherwise.

3. PLEDGOR’S COVENANTS. The Pledgor represents, covenants and warrants that unless compliance is waived by the Lender in writing:

(a) The Pledgor will properly preserve the Collateral; defend the Collateral against any adverse claims and demands; and keep accurate Books and Records.

(b) The Pledgor resides (if the Pledgor is an individual), or the Pledgor’s chief executive office (if the Pledgor is not an individual) is located, in the state specified on the signature page hereof. In addition, the Pledgor (if not an individual or other unregistered entity), is incorporated in or organized under the laws of the state specified on such signature page. The Pledgor shall give the Lender at least thirty (30) days’ notice before changing its residence or its chief executive office or state of incorporation or organization. The Pledgor will notify the Lender in writing prior to any change in the location of any Collateral, including the Books and Records.

(c) The Pledgor will notify the Lender in writing prior to any change in the Pledgor’s name, identity or business structure.

(d) Unless otherwise agreed, the Pledgor has not granted and will not grant any security interest in any of the Collateral except to the Lender, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of the Lender.

(e) The Pledgor will promptly notify the Lender in writing of any event which affects the value of the Collateral, the ability of the Pledgor or the Lender to dispose of the Collateral, or the rights and remedies of the Lender in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

Security Agreement – Page 2

(f) The Pledgor shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect the Lender’s security interest (collectively, the “Collateral Costs”). Without waiving the Pledgor’s default for failure to make any such payment, the Lender at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Indebtedness and bear interest at the rate set out in the Indebtedness. The Pledgor agrees to reimburse the Lender on demand for any Collateral Costs so incurred.

(g) Until the Lender exercises its rights to make collection, the Pledgor will diligently collect all Collateral.

(h) If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, the Pledgor shall immediately deliver such document to the Lender, together with any necessary endorsements.

(i) The Pledgor will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral except with the prior written consent of the Lender; provided, however, that the Pledgor may sell inventory in the ordinary course of business.

(j) The Pledgor will maintain and keep in force all risk insurance covering the Collateral against fire, theft, liability and extended coverages (including without limitation windstorm coverage and hurricane coverage as applicable), to the extent that any Collateral is of a type which can be so insured. Such insurance shall be in form, amounts, coverages and basis reasonably acceptable to the Lender, shall require losses to be paid on a replacement cost basis, shall be issued by insurance companies acceptable to the Lender and include a loss payable endorsement in favor of the Lender in a form acceptable to the Lender. Upon the request of the Lender, the Pledgor will deliver to the Lender a copy of each insurance policy, or, if permitted by the Lender, a certificate of insurance listing all insurance in force.

(k) The Pledgor will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless the Pledgor first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by the Lender of the Collateral from such real property or fixture. Such written consent shall be in form and substance acceptable to the Lender and shall provide that the Lender has no liability to such owner, holder of any lien, or any other person.

(l) The Pledgor shall not withdraw funds from any deposit account which is part of the Collateral without the Lender’s prior written consent. The Pledgor agrees that, upon maturity of any deposit account with a maturity date, such deposit account shall be renewed at the Lender’s then prevailing rate of interest for successive ninety (90) day periods (or such other time period as may be agreed by the Lender and the Pledgor). Notwithstanding the Lender’s security interest in the proceeds of the deposit accounts, the Lender will continue to pay to the Pledgor interest accruing thereunder until the occurrence of a default under this Agreement.

Security Agreement – Page 3

4. ADDITIONAL OPTIONAL REQUIREMENTS. The Pledgor agrees that the Lender may at its option at any time, whether or not the Pledgor is in default:

(a) Require the Pledgor to deliver to the Lender (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.

(b) Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time upon the property where any Collateral or any Books and Records are located.

(c) Require the Pledgor to deliver to the Lender any instruments, chattel paper or letters of credit which are part of the Collateral, and to assign to the Lender the proceeds of any such letters of credit.

(d) Notify any account debtors, any buyers of the Collateral, or any other persons of the Lender’s interest in the Collateral.

5. DEFAULTS. Any one or more of the following shall be a default hereunder:

(a) Any Indebtedness is not paid when due, or any default occurs under any agreement relating to the Indebtedness, after giving effect to any applicable grace or cure periods.

(b) The Pledgor breaches any term, provision, warranty or representation under this Agreement, or under any other obligation of the Pledgor to the Lender, and such breach remains uncured after any applicable cure period.

(c) The Lender fails to have an enforceable first lien (except for any prior liens to which the Lender has consented in writing) on or security interest in the Collateral.

(d) Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of the Pledgor or of any guarantor or other party obligated under any Indebtedness.

(e) The Pledgor or any guarantor or other party obligated under any Indebtedness becomes insolvent, or is generally not paying or admits in writing its inability to pay its debts as they become due, fails in business, makes a general assignment for the benefit of creditors, dies, or commences any case, proceeding or other action under any bankruptcy or other law for the relief of, or relating to, debtors.

Security Agreement – Page 4

(f) Any case, proceeding or other action is commenced against the Pledgor or any guarantor or other party obligated under any Indebtedness under any bankruptcy or other law for the relief of, or relating to, debtors.

(g) Any involuntary lien of any kind or character attaches to any Collateral, except for liens for taxes not yet due.

(h) The Pledgor has given the Lender any false or misleading information or representations.

6. LENDER’S REMEDIES AFTER DEFAULT. In the event of any default, the Lender may do any one or more of the following, to the extent permitted by law:

(a) Declare any Indebtedness immediately due and payable, without notice or demand.

(b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.

(c) Enforce the security interest of the Lender in any deposit account of the Pledgor maintained with the Lender by applying such account to the Indebtedness.

(d) Require the Pledgor to obtain the Lender’s prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory.

(e) Require the Pledgor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Lender in kind.

(f) Require the Pledgor to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under the Lender’s exclusive control.

(g) Require the Pledgor to assemble the Collateral, including the Books and Records, and make them available to the Lender at a place designated by the Lender.

(h) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Pledgor’s equipment, if the Lender deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(i) Demand and collect any payments on and proceeds of the Collateral. In connection therewith the Pledgor irrevocably authorizes the Lender to endorse or sign the Pledgor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Pledgor and remove therefrom any payments and proceeds of the Collateral.

Security Agreement – Page 5

(j) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to the Pledgor.

(k) Use or transfer any of the Pledgor’s rights and interests in any Intellectual Property now owned or hereafter acquired by the Pledgor, if the Lender deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. The Pledgor agrees that any such use or transfer shall be without any additional consideration to the Pledgor. As used in this paragraph, “Intellectual Property” includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which the Pledgor has any right or interest, whether by ownership, license, contract or otherwise.

(l) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. The Pledgor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

(m) Take such measures as the Lender may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and the Pledgor hereby irrevocably constitutes and appoints the Lender as the Pledgor’s attorney-in-fact to perform all acts and execute all documents in connection therewith.

(n) Without notice or demand to the Pledgor, set off and apply against any and all of the Indebtedness any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by the Lender or any of the Lender’s agents or affiliates to or for the credit of the account of the Pledgor or any

(o) Exercise any other remedies available to the Lender at law or in equity.

7. MISCELLANEOUS.

(a) Any waiver, express or implied, of any provision hereunder and any delay or failure by the Lender to enforce any provision shall not preclude the Lender from enforcing any such provision thereafter.

(b) The Pledgor shall, at the request of the Lender, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Lender may reasonably deem necessary.

Security Agreement – Page 6

(c) All notes, security agreements, subordination agreements and other documents executed by the Pledgor or furnished to the Lender in connection with this Agreement must be in form and substance satisfactory to the Lender.

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. To the extent that the Lender has greater rights or remedies under federal law, whether as a national bank or otherwise, this paragraph shall not be deemed to deprive the Lender of such rights and remedies as may be available under federal law. Jurisdiction and venue for any action or proceeding to enforce this Agreement shall be the forum appropriate for such action or proceeding against the Debtor, to which jurisdiction the Pledgor irrevocably submits and to which venue the Pledgor waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.

(e) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or

(f) All terms not defined herein are used as set forth in the Uniform Commercial Code.

(g) In the event of any action by the Lender to enforce this Agreement or to protect the security interest of the Lender in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Pledgor agrees to pay immediately the costs and expenses thereof, together with reasonable attorneys’ fees and allocated costs for in-house legal services to the extent permitted by law.

(h) In the event the Lender seeks to take possession of any or all of the Collateral by judicial process, the Pledgor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

(i) This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between the Lender and the Pledgor shall be closed at any time, shall be equally applicable to any new transactions thereafter.

(j) The Lender’s rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by the Lender of any of the Indebtedness or the Collateral, the Lender thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but the Lender shall retain all rights and powers hereby given with respect to any of the Indebtedness or the Collateral not so assigned or transferred. All representations, warranties and agreements of the Pledgor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of the Pledgor.

Security Agreement – Page 7

8. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY

REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[The remainder of this page is intentionally left blank.]

Security Agreement – Page 8

LENDER:

ORIGIN BANK,
a Louisiana State Bank

By:	/s/ Chris Hamilton
Name:	Chris Hamilton
Title:	SVP

Address for Notices:

3201 Dallas Parkway, Suite 630
Frisco, Texas 75034

Security Agreement – Signature Page

PLEDGOR:

STRYVE FOODS, LLC, a Texas limited liability company

By:	/s/ Joseph Oblas
Name:	Joseph Alan Oblas
Title:	Manager

BORROWER:

STRYVE FOODS, LLC, a Texas limited liability company

By:	/s/ Joseph Oblas
Name:	Joseph Alan Oblas
Title:	Manager

/s/ THEODORE CASEY, an individual

/s/ JOSEPH ALAN OBLAS, an individual

/s/ GABRIEL CARIMI, an
individual Address for Notices:

6900 North Dallas Parkway,
Suite 360 Plano, Texas 75024

Security Agreement – Signature Page

Exhibit A

[Description of Collateral]

(a) All assets. (b) All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles, including all amounts due to Pledgor from a factor; and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper. (c) All of Pledgor’s deposit accounts with Secured Party. Collateral shall include any renewals or rollovers of deposit accounts, any successor accounts, and any general intangibles and choses in action arising therefrom or related thereto. (d) All instruments, notes, chattel paper, documents, certificates of deposit, securities and investment property of every type. Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to foregoing. (e) All negotiable and nonnegotiable documents of title covering any Collateral. (f) All accessions, attachments and other additions to Collateral, and all tools, parts and equipment used in connection with Collateral. (g) All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of Collateral, all rights under warranties and insurance contracts, letters of credit, guaranties or other supporting obligations covering Collateral, and any causes of action relating to Collateral, and all proceeds (including insurance proceeds).

Exhibit A – Solo Page